UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Concord Street, Suite 1217

Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(888) 355-4440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 18, 2024, Pulmatrix, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). A total of 1,856,171 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting, which represented 50.82% of the outstanding shares of common stock entitled to vote at the Annual Meeting and constituted a quorum for the transaction of business. Holders of the Company’s common stock were entitled to one vote per share of common stock held as of the close of business on October 31, 2024, the record date for the Annual Meeting. The matters submitted for a vote and the related results are set forth below.

(1)	Election of two directors to serve as Class I directors on the Company’s Board of Directors to serve until the Company’s 2027 annual meeting of stockholders or until successors have been duly elected and qualified:

Director	For	Against	Withheld /Abstained	Broker Non-Votes
Todd Bazemore	285,646	0	251,800	1,318,725
Christopher Cabell, M.D.	334,230	0	203,216	1,318,725

(2)	Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year:

For	Against	Withheld /Abstained	Broker Non-Votes
1,705,315	47,547	103,282	0

For more information about the foregoing proposals, see the Company’s definitive proxy statement (the “Proxy Statement”) for the Annual Meeting, filed with the Securities and Exchange Commission on November 8, 2024, the relevant portions of which are incorporated herein by reference.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: December 20, 2024	By:	/s/ Peter Ludlum
Peter Ludlum
Interim Chief Executive Officer